    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 18, 2002
                                                  REGISTRATION NO. 333-_________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            ATRIX LABORATORIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                                          84-1043826
(State or other jurisdiction of                               (IRS Employer
incorporation or organization)                            Identification Number)

                              2579 MIDPOINT DRIVE
                          FORT COLLINS, COLORADO 80525
                                 (970) 482-5868
               (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)

                            2000 STOCK INCENTIVE PLAN
                 1999 NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN
                         NONQUALIFIED STOCK OPTION PLAN
               AMENDED AND RESTATED PERFORMANCE STOCK OPTION PLAN
                            (Full title of the plans)

                                BRIAN G. RICHMOND
                          CHIEF FINANCIAL OFFICER AND
                              ASSISTANT SECRETARY
                            ATRIX LABORATORIES, INC.
                               2579 MIDPOINT DRIVE
                          FORT COLLINS, COLORADO 80525
                                 (970) 482-5868
                      (Name, address, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                               BRIAN V. CAID, ESQ.
                             MORRISON & FOERSTER LLP
                           370 17TH STREET, SUITE 5200
                             DENVER, COLORADO 80202

                         CALCULATION OF REGISTRATION FEE

                                                                             PROPOSED       PROPOSED
                                                                              MAXIMUM       MAXIMUM
                         TITLE OF                              AMOUNT         OFFERING      AGGREGATE         AMOUNT OF
                       SECURITIES TO                            TO BE        PRICE PER      OFFERING         REGISTRATION
                     BE REGISTERED(1)                        REGISTERED(2)    SHARE(3)       PRICE(3)            FEE
                     ----------------                        -------------   ---------      ---------        ------------
Common Stock, $.001 par value, Issuable Upon Exercise of
   Outstanding Options:
    2000 Stock Incentive Plan                                  167,754       $25.10(4)    $ 4,210,625.40(4)    $  387.38
    Nonqualified Stock Option Plan                               7,980       $13.38(4)    $   106,772.40(4)    $    9.82
    Amended and Restated Performance Stock Option Plan         996,604       $10.43(4)    $10,394,579.72(4)    $  956.30

Common Stock, $.001 par value, Reserved for Future Grants:
    2000 Stock Incentive Plan                                  832,246       $20.36(5)    $16,944,528.56(5)    $1,558.90
    Nonqualified Stock Option Plan                              42,020       $20.36(5)    $   855,527.20(5)    $   78.71
    1999 Non-Employee Director Stock Option Plan                18,560       $20.36(5)    $   377,881.60(5)    $   34.76
    Amended and Restated Performance Stock Option Plan           3,396       $20.36(5)    $    69,142.56(5)    $    6.36

          Total                                              2,068,560                    $32,959,057.44       $3,032.23

(1) Each share of common stock being registered pursuant to this Registration Statement includes a right to purchase one one-hundredth of a share of Series A Preferred Stock pursuant to an Amended and Restated Rights Agreement between the Registrant and American Stock Transfer & Trust Company, as Rights Agent.

(2) This Registration Statement shall also cover any additional shares of common stock which become issuable under any of the referenced plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration that results in an increase in the number of the outstanding shares of Registrant's common stock.

(3) Estimated solely for the purpose of calculating the registration fee.

(4) Computed in accordance with Rule 457(h) under the Securities Act of 1933, based on the weighted average per share exercise price of outstanding options under the referenced plan.

(5) Computed in accordance with Rule 457(h) and 457(c) under the Securities Act of 1933, based on the average of the high and low prices per share of the Registrant's common stock on January 14, 2002 as reported on The Nasdaq National Market.

                                EXPLANATORY NOTE

         Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, this Registration Statement is filed to register additional shares of the Registrant's common stock, par value $.001 per share, reserved for issuance as follows:

         o 1,000,000 additional shares reserved for issuance under the terms of the Registrant's Amended and Restated Performance Stock Option Plan,

         o 1,000,000 additional shares reserved for issuance under the terms of the Registrant's 2000 Stock Incentive Plan, and

         o 50,000 additional shares reserved for issuance under the terms of the Registrant's Nonqualified Stock Option Plan.

         In addition, this Registration Statement is being filed to register 18,560 shares of the Registrant's common stock, par value $.001 per share, reserved for issuance under the terms of the Registrant's 1999 Non-Employee Director Stock Option Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information required by Part I of Form S-8 will be sent or given to plan participants pursuant to Rule 428(b)(1) of the Securities Act of 1933. Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents previously filed by the Registrant with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 are incorporated by reference in this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2000, and Amendment No. 1 on Form 10-K/A to its Annual Report on Form 10-K for the year ended December 31, 2000 (File No. 0-18231).

         (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001 (File No. 0-18231).

         (c) The Registrant's Current Reports on Form 8-K (File No. 0-18231), dated:

                  o        December 7, 2001, filed with the SEC on December 10,
                           2001

                  o        November 16, 2001, filed with the SEC on November 27,
                           2001

                  o        October 15, 2001, filed with the SEC on October 17,
                           2001

                  o        August 24, 2001, filed with the SEC on August 27,
                           2001

                  o        August 8, 2001, filed with the SEC on August 10, 2001

                  o        April 4, 2001, filed with the SEC on June 20, 2001

                  o        April 20, 2001, filed with the SEC on April 24, 2001

                  o        December 29, 2000, filed with the SEC on February 23,
                           2001

                  o        December 29, 2000, filed with the SEC on January 9,
                           2001

         (d) The description of the Registrant's common stock contained in its Registration Statement on Form 8-A, filed with the SEC on January 12, 1990, including any amendments or reports filed with the SEC for the purpose of updating such description.

         (e) The description of the Registrant's Series A Preferred Stock Purchase Rights contained in its Registration Statement on Form 8-A, filed with the SEC on October 1, 1998, as amended by Amendment No. 1 thereto on Form 8-A/A, filed with the SEC on November 27, 2001, and any amendments or reports filed with the SEC for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Warren L. Troupe, a partner at Morrison & Foerster LLP, is a director of the Registrant. Morrison & Foerster LLP is corporate counsel to the Registrant. Members of Morrison & Foerster LLP beneficially own 2,657 shares of the Registrant's common stock and hold options to acquire an additional 28,700 shares of common stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145(a) of the Delaware General Corporation Law, or DGCL, provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director or officer of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person had no reasonable cause to believe the person's conduct was unlawful.

         Section 145(b) of the DGCL provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the corporation, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

         The Registrant has implemented such indemnification provisions in its Amended and Restated Certificate of Incorporation and Bylaws which provide that officers and directors shall be entitled to be indemnified by the Registrant to the fullest extent permitted by law against all expenses, liabilities and loss including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred in connection with any action, suit or proceeding by reason of the fact that he or she is or was an officer or director of the Registrant.

         Section 145(g) of the DGCL provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person or incurred by the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145. Pursuant to Section 145(g) of the DGCL the Registrant maintains insurance on behalf of the directors and officers serving at the request of the Registrant.

         The foregoing summaries are not intended to be complete and are necessarily subject to the complete text of the DGCL, the Registrant's Amended and Restated Certificate of Incorporation and Bylaws, and the arrangements referred to above, and are qualified in their entirety by reference thereto.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.


       Exhibit No.  Description

          5.1       Opinion of Morrison & Foerster LLP

         23.1       Consent of Deloitte & Touche LLP

         23.2       Consent of KPMG LLP

         23.3       Consent of Morrison & Foerster LLP (included in Exhibit 5.1)

         24.1       Power of Attorney (included on page 8)

ITEM 9. UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Collins, State of Colorado, on January 18, 2002.


                             ATRIX LABORATORIES, INC.


                             By: /s/ Brian G. Richmond
                                 -----------------------------------------------
                                 Brian G. Richmond
                                 Chief Financial Officer and Assistant Secretary

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David R. Bethune and Brian G. Richmond, and each or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacitates, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

               SIGNATURE                                       TITLE                                DATE
               ---------                                       -----                                ----
/s/ David R. Bethune                       Chairman of the Board and Chief Executive         January 18, 2002
------------------------------------       Officer (Principal Executive Officer)
David R. Bethune

/s/ Brian G. Richmond                      Chief Financial Officer and Assistant Secretary   January 18, 2002
------------------------------------       (Principal Financial and Accounting Officer)
Brian G. Richmond

/s/ H. Stuart Campbell                     Director                                          January 18, 2002
------------------------------------
H. Stuart Campbell

/s/ Dr. D. Walter Cohen                    Director                                          January 18, 2002
------------------------------------
Dr. D. Walter Cohen

/s/ Sander A. Flaum                        Director                                          January 18, 2002
------------------------------------
Sander A. Flaum

/s/ C. Rodney O'Connor                     Director                                          January 18, 2002
------------------------------------
C. Rodney O'Connor

/s/ Nicolas G. Bazan                       Director                                          January 18, 2002
------------------------------------
Nicolas G. Bazan

/s/ Warren L. Troupe                       Director                                          January 18, 2002
------------------------------------
Warren L. Troupe

/s/ Dr. George J. Vuturo                   Director                                          January 18, 2002
------------------------------------
Dr. George J. Vuturo

                                  EXHIBIT INDEX

   Exhibit No.     Description
   -----------     -----------
         5.1       Opinion of Morrison & Foerster LLP

        23.1       Consent of Deloitte & Touche LLP

        23.2       Consent of KPMG LLP

        23.3       Consent of Morrison & Foerster LLP (included in Exhibit 5.1)

        24.1       Power of Attorney (included on page 8 of this Registration
                   Statement)